Exhibit 23.2

EXHIBIT 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Utah Medical Products, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-127946, 333-199337 (on Form S-8), and 333-182078 (on Form S-3) of Utah Medical Products, Inc. of our audit reports dated March 3rd, 2017, on the financial statements and internal control over financial reporting of Femcare Group Limited, which reports appear in this annual report on Form 10-K of Utah Medical Products, Inc. for the years ended 31 December 2016, 2015 and 2014.

/s/ Nortons Assurance Limited

Nortons Assurance Limited
Chartered Accountants and Statutory Auditors
Reading
United Kingdom

March 3rd, 2017